Exhibit 10.31
AMENDMENT
Lockheed Martin Corporation Supplemental Savings Plan
Lockheed Martin Corporation Nonqualified Capital Accumulation Plan

Effective as of the date below, Article IV(4) of the Lockheed Martin Corporation Nonqualified Capital Accumulation Plan and Article V(3) of the Lockheed Martin Corporation Supplemental Savings Plan are hereby amended to strike the sentence “Any amount distributed from a Participant’s Account shall be credited with earnings (or losses) through the date that is four (4) business days before the date on which the distribution is processed.” in order to clarify that earnings under these plans are credited in same manner applicable to the corresponding qualified plan.

LOCKHEED MARTIN CORPORATION
By:/s/ Jean A. Wallace
___________________________

Jean A. Wallace
Acting Senior Vice President, Human Resources
Date: 12/18/2019